As filed with the Securities and Exchange Commission on July 27, 2006
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
TYLER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2303920 (I.R.S. Employer Identification No.)
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
(Address of registrant’s principal executive offices)
TYLER TECHNOLOGIES, INC.
STOCK OPTION PLAN
(Full title of plan)
Copy to:

H. Lynn Moore, Jr.
Vice President, Secretary and General Counsel
Tyler Technologies, Inc.
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
(972) 713-3700
(Name and address, including zip code, and telephone number,
including area code, of registrant’s agent for service)	Randall G. Ray, Esq. Gardere Wynne Sewell LLP 1601 Elm Street Suite 3000 Dallas, Texas 75201 (214) 999-4544
CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered (1)	share (2)	price (2)	registration fee (2)
Common Stock, $0.01 par value	2,000,000 shares	$8.90	$17,785,492	$1,903

(1)	Pursuant to Rule 416 under the Securities Act, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee, which has been computed in accordance with Rule 457(h) of the Securities Act, based on prices at which outstanding options may be exercised (as to 1,259,590 shares), plus the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape for July 20, 2006 (as to 740,410 shares for which the exercise price is not known).
     Shares of Common Stock of the registrant for issuance upon exercise of employee stock options have been heretofore registered under Registration Statements on Form S-8 No. 33-34544, No. 333-34809, No. 333-52163, No. 333-82117 and No. 333-98929 of the registrant. These shares of Common Stock and the options are described in the Section 10(a) prospectus for this registration statement in accordance with Rule 429 of the General Rules and Regulations under the Securities Act.

EXPLANATORY STATEMENT
     In 2004, the Board of Directors authorized, and our stockholders approved, an increase in the number of shares authorized for issuance under the Tyler Technologies, Inc. Stock Option Plan from 6,500,000 to 7,500,000. Based on a proposal authorized by our Board of Directors, as described in the Proxy Statement for the 2006 Annual Meeting of Stockholders, on May 18, 2006, our stockholders approved an amendment to increase from 7,500,000 shares to 8,500,000 shares the aggregate number of shares of our common stock reserved for issuance under the Stock Option Plan. The contents of our Registration Statements on Forms S-8 (File Nos. 33-34544, 333-34809, 333-52163, 333-82117 and 333-98929) filed with the Securities and Exchange Commission on April 25, 1990, September 2, 1997, May 8, 1998, July 1, 1999 and August 29, 2002, respectively, relating to the Stock Option Plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART I
PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
Amendment No. 2 to the Stock Option Plan
Amendment No. 3 to the Stock Option Plan
Opinion/Consent of Gardere Wynne Sewell LLP
Consent of Ernst & Young LLP

PART I
     Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.
PART II
Item 3. Incorporation of Documents by Reference.
(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 10, 2004, including any amendments or reports filed for the purpose of updating such description.
Item 8. Exhibits
     In addition to the exhibits filed or incorporated by reference into the previously filed Registration Statements on Form S-8 relating to the Plan, the following documents are filed as exhibits to this Registration Statement:
4.1	Amendment No. 2 to the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2000), effective as of May 6, 2004.

4.2	Amendment No. 3 to the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2000), effective as of May 18, 2006.

5.1	Opinion of Gardere Wynne Sewell LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9. Undertakings
     (a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, and the State of Texas, on July 26, 2006.

TYLER TECHNOLOGIES, INC. (Registrant)

By:	/s/ Brian K. Miller

Brian K. Miller
Senior Vice President, Chief Financial
Officer and Treasurer
POWER OF ATTORNEY
     Each of the undersigned hereby appoints Brian K. Miller and H. Lynn Moore, Jr., and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on July 26, 2006.

Signature	Title

/s/ John M. Yeaman	Chairman of the Board of Directors
John M. Yeaman	and Director

/s/ John S. Marr, Jr.	President and Chief Executive Officer
John S. Marr, Jr.	and Director (principal executive officer)

/s/ Brian K. Miller	Senior Vice President, Chief Financial
Brian K. Miller	Officer and Treasurer
(principal financial officer)

/s/ W. Michael Smith	Vice President and Chief Accounting Officer
W. Michael Smith	(principal accounting officer)

Signature	Title

/s/ Dustin R. Womble	Executive Vice President and Director
Dustin R. Womble

/s/ Donald R. Brattain	Director
Donald R. Brattain

/s/ J. Luther King, Jr.	Director
J. Luther King, Jr.

/s/ G. Stuart Reeves	Director
G. Stuart Reeves

/s/ Michael D. Richards	Director
Michael D. Richards

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Amendment No. 2 to the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2002), effective as of May 6, 2004.

4.2	Amendment No. 3 to the Tyler Technologies, Inc. Stock Option Plan (Amended and Restated as of May 12, 2002), effective as of May 18, 2006.

5.1	Opinion of Gardere Wynne Sewell LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of the Registration Statement).